Code of Conduct MT 1 CODE OF CONDUCT OF LATAM GROUP

Code of Conduct 2 Code of Conduct of LATAM group 1. Purpose 4 2. Scope 5 3. Requirements 6 4. Responsibilities 7 4.1. Code of Conduct Committees 8 4.2. LATAM group Compliance Department 8 4.3. Executives, Leaders and Managers 9 4.4. Employees and Collaborators 9 4.5. Third Parties 10 5. Guidelines 11 5.1. Labor Practices 11 5.2. Environment, Health and Safety 11 5.3. Alcohol and Drug Use 15 5.4. Privacy, Confidential Information and Insider Trading 16 5.5. Intellectual Property, Material, Assets and Benefits 19 5.6. Conflict of Interests 22 5.7. Relation with Customers and Government Entities 25 5.8. Relationship with Suppliers 28 5.9. Competition Defense Laws (Anti-trust) 30 5.10. Financial Responsibility – Prevention of Money Laundering and undue payments 30 5.11. International Trade 33 5.12. Information Security 34 6. Escalation 35 7. Sanctions 36 8. Definitions 37

Code of Conduct 2 3 How does the Compliance Program work?

Code of Conduct 4 Dear all, The LATAM group continues to make steady progress to become a more Just, Empathetic, Transparent and Simple -JETS- group. The group’s engagement with, and respect for individuals, society and the environment builds our identity. To continue “making sure dreams reach their destination”, LATAM group needs the trust of our customers, and to gain it, the group’s behavior must be flawless. This Code of Conduct provides the guidelines and directives to act in an ethical and responsible manner, in line with our culture and values. It is a guide to ensure that the employees and collaborators of LATAM group make the right decision when facing complex circumstances. The behavior of those who are part of LATAM group must always be aligned with the Code of Conduct, which reflects the commitment to the culture of transparency and integrity. Each individual must read, understand, respect and fully comply with this Code of Conduct. It applies equally to everyone that is part of LATAM group, as well as third parties that carry out activities on behalf of the different LATAM group entities. Thank you for your ongoing commitment to LATAM’s conduct guidelines, which are essential to becoming more JETS. Roberto Alvo CEO LATAM Airlines Group

Code of Conduct 4 5 The LATAM Airlines Group S.A and its affiliated companies (“LATAM group”) conducts its internal and external activities based on this Code of Conduct (“Code”), with confidence that the LATAM group’s success demands a high level of ethics in the conduction and development of business. Publishing this Code of Conduct, the LATAM group hopes to assist all those who represent it in order for them to adopt a uniform approach to ethical issues in conducting the LATAM group’s businesses, and for them to know how to act in countless typical situations of the day-to- day of an organization. Administrators, leaders of all levels and positions, and employees (hereinafter the “employees”), and also the trainees, apprentices and students in practice (hereinafter the “collaborators”) of the LATAM group and, in general, all those who operate in companies and affiliates of the group and also abroad under the name of LATAM group, or who have business relations with it (“Business Partners”), each in the ambit of his functions and responsibilities, must meet and respect the guidelines and legal provisions contained in this Code. 1. Purpose

Code of Conduct 6 This document applies to all employees and collaborators of the LATAM group. Stockholders, Investors and the Financial Community The dialogue and relations of the LATAM group with all categories of stockholders, institutional and private investors, financial analysts, market agents and, in general, with the financial community, must be based on a maximum transparency, respecting the principles of accuracy, promptness, and equality in the access to information, considering a correct evaluation of LATAM group’s assets. Customers The excellence of the products and services offered by the LATAM group is based on a constant innovation, in order to anticipate the needs of its customers, taking care of their requests with immediate and competent responses, and adopting a friendly and honest conduct of collaboration. 2. Scope

Code of Conduct 6 7 All those who are committed to this Code are required to take the necessary measures to cease any conduct constituting an infringement to this Code, if they become aware that any external organization that has relations with the LATAM group is acting in conflict with these guidelines. The mentioned measures include the immediate termination of an existing commercial and/or contractual relationship, if necessary. The LATAM group forbids any employee and collaborator to retaliate against or prejudice anyone who reports or helps to solve a problem related to an ethical issue or failure to comply with the applicable laws in each country where we operate in. It is also forbidden to suggest or request that another person disobey the Code of Conduct of the LATAM group. It is important that employees and collaborators become aware of the importance of communicating any doubt regarding improper ethical conducts, being able to use the LATAM group’s Confidential Channel, available in all countries in which the LATAM group operates, in accordance with the applicable local legislation. 3. Requirements

Code of Conduct 8 All employees and collaborators are responsible for the compliance with the policies compiled in this Code. The Board of LATAM Airlines Group S.A. (“Board”) has approved the content and publication of this Code, which was approved by the Personnel Management Vice Presidency (Human Resources, “HR”) and by the Legal Affairs & Compliance Vice Presidency of LATAM group. In case of situations that can be regarded as anti-ethical or illegal, or that are not aligned with this Code, all must act to protect the image of the LATAM group, escalating the situation to those responsible for solving the problem. Thus, our employees and collaborators can count on the support of the following areas/people: • Their immediate superior; • The HR Office (Personnel Management) designated for their area; • The local Legal Department / Compliance. 4. Responsibilities In addition, all employees and collaborators can, in accordance with the local laws, confidentially and anonimously report and escalate their concerns directly, electronically or by telephone, through the channels made available by LATAM group published on the LATAM Portal: https://www.canalconfidencial.com.br/grupo_latam

Code of Conduct 8 9 Each of the LATAM group’s companies has a Code of Conduct Administration Committee (“Committee”), which is in turn is coordinated with the LATAM Compliance Department, that report to the Board. The Committee of each company is a consultative, deliberative and decisive instance, aimed at observance and fulfillment of the ethical principles defined by the applicable local and international laws in effect, and by the internal documents of the LATAM group in any commercial or professional relationship established. The Committee of each company has the responsibility of resolving ethics and compliance conflicts that are not resolved by the supervisory chain. Therefore, the Committees’ meetings will be convened when needed. The Committees’ attributions of coordination extend to all LATAM group’s companies and are regulated through established specific procedure. 4.1. Code of Conduct Committees The LATAM group’s Compliance Department (“Compliance Department”) was created aiming at greater transparency in the LATAM group’s activities, operating in accordance with the applicable local legislation in the countries where the companies of the group operate and the legal commercial practices we are subject to. The Compliance Department reports to the Board and to the VP of Legal Affairs and Compliance. 4.2. LATAM group Compliance Department The Compliance Department, together with the Legal Departments and the Human Resource Departments (HR) of the LATAM group are responsible for coordinating the elaboration and revision of this Code, and updating it with new items or concepts when necessary. Together with HR, the Compliance Department also has the responsibility to widely disseminate the Code and its guidelines, coordinating and operationalizing training, or through internal communication campaigns whenever necessary. The Compliance Department is also responsible for developing, discussing, approving and executing proactive actions aimed at teaching, disseminating and clarifying the LATAM group’s desired standards of conduct, and adapting the internal practices, policies and procedures to the ethical principles defined and to the applicable laws in each country in which it operates. It shall continuously advise the entire LATAM group operation about the laws and internal policies. It also has the responsibility to define guidelines for the operation of the LATAM group’s Confidential Channel, until it is possible to inform the solution to the question reliably, confidentially, and free of any retaliation or discrimination. The Chief Compliance Officer (Senior Compliance Executive) shall direct the Committee to resolve the ethical and compliance conflicts that are not resolved by the supervisory hierarchy or that are not foreseen in this Code.

Code of Conduct 10 4.3. Executives, Leaders and Managers It is the duty of the employees and collaborators to know and apply this Code, which must be formalized through the signature of the applicable “Personnel Commitment Term” upon their hiring by the company and whenever its revalidation is requested during the employment relationship, in accordance with internal guidelines and applicable local legislation. It is also their duty to ensure compliance with and enforce this Code within the LATAM group, whether at operational or managerial levels. They must also immediately communicate the any doubt that they or any other person may have regarding possible violations of this Code and other applicable laws in their country of operation. For reasons of confidentiality of information and operational security, in specific circumstances, some departments could adopt certain liability agreements or annexes to a specific employment agreement, if any. 4.4. Employees and Collaborators It is the duty of the executives, leaders and managers in general to be an example of ethical conduct to their subordinates. It is their duty to ensure compliance with this Code by encouraging their subordinates to communicate their concerns regarding ethical conduct. They are also responsible for preventing problems, identifying, communicating and monitoring the main areas of risk of violation of this Code. Detecting problems related to this Code and the company’s internal policies, counting on the support of the respective Committee, thus evaluating the efficacy of the measures taken. As soon as it is noticed any failure to comply with this Code, it shall be requested to those responsible to apply the appropriate disciplinary measures.

Code of Conduct 10 11 Third parties having contracts with LATAM group have the duty to respect and enforce these guidelines, as soon as they become aware of the Code, according to the contract signed with the LATAM group’s companies. Third parties must also report any concern regarding possible violations of this Code and collaborate in the case of investigations when requested. 4.5. Third Parties

Code of Conduct 12 This LATAM group’s Code of Conduct seeks to assist all those who, in any way, relate to the group in adopting an ethical stance in their activities. Below are listed the ethical conduct guidelines that must be followed for compliance with laws applicable to the business and operations of the LATAM group. Some of these guidelines are detailed in specific policies, where their operationalization and applicable disciplinary measures will be defined and explained in detail. 5. Guidelines The LATAM group has the commitment of offering fair labor practices, complying with the applicable legislations in each country where it operates, including the prohibition of any form of discrimination and harassments. By promoting equal access and fair treatment to all employees and collaborators, based on merit, the success of the LATAM group is further enhanced and, at the same time, the growth of individuals is promoted. The LATAM group is committed to comply with the labor and employment legislations of each country where it operates, and this includes the laws related to freedom of association, privacy, recognition of collective bargaining agreement, prohibition of forced or compulsory labor, child labor, and any type of discrimination. 5.1. Labor Practices

Code of Conduct 12 13 d. Respect the employees’ and collaborator’s privacy rights by using, maintaining and transferring personal information records according to the Internal Policy of Data Protection and Privacy, as required by applicable local laws. However, the LATAM group reserves the right to monitor the use of its assets (computers, emails, phones, proprietary information) according to the applicable law in each country of operation and internal procedures defined by the Information Security area. e. Maintain a respectful and cordial attitude toward the employees, collaborators and heads of business, as well as toward the customers, business partners, and allies (suppliers and allies in general). Therefore, in practice, we must: a. Use the merit, qualifications (educational background, experience, competence) and other professional criteria as sole base for all decisions related to the work that affects employees and candidates to the workforce of the LATAM group. b. Recruit, hire, train, remunerate, promote and provide employment conditions without taking into account race, color, marital status, religion, nationality, gender, maternity, sexual orientation, age, political opinion, social origin, physical disability or other characteristics protected by law. c. Promote a work environment free of improper insinuations of any nature, such as insinuations directed at a person on account of his or her race, color, marital status, political opinion, social origin, religion, nationality, gender, maternity, sexual orientation, age, physical disability or other characteristics protected by law according to the country of operation.

Code of Conduct 14 a. Create or maintain a hostile work environment (for example, jokes that expose someone, ridicule or offend an individual of a certain race or religion are forbidden, among others). b. Allowing race, color, religion, nationality, gender, maternity, sexual orientation, age, physical disability, level of kinship/ friendship or other protected characteristics according to the applicable law to influence the hiring, promotion, remuneration and other professional decisions. c. Refusal to work or cooperate with certain individuals due to their race, color, religion, nationality, gender (including maternity), sexual orientation, age, physical disability or other characteristics protected by applicable local law. d. Violation of the labor and employment laws of the country in which it operates and also those that the LATAM group must respect globally. e. Dissemination of employees and collaborators’ information to third parties who have no commercial need or authority to have such information, without awareness and express authorization of the LATAM group and/or the employee/collaborator in question. f. Use of the position or function for the following purposes, regarded as abuse of power: forcing its employee or collaborators to perform tasks to take personal benefits, that allow the obtainment of personal advantages like access to restricted places, personal benefits using the name of the LATAM group to obtain discounts in 5.1.1 Situations of Risk accommodations, leisure trips, vacations, entertainment or even to obtain economic advantages from other partners of the LATAM group. This prohibition, however, does not apply to the “official” benefits granted or defined by the group. g. Sexual harassment conduct to another employee or person in the work environment (according to applicable legislation in each country). The International Labor Organization (ILO), body of the United Nations, characterizes sexual harassment at work when this presents the following particularities that affect the person harassed (whether woman or man): be clearly a condition to maintain employment, influence promotions and/or career, compromise professional performance, humiliate, insult or frighten. h. Moral harassment of another employee or person in the work environment (according to the applicable legislation in each country). Moral harassment is an abusive conduct committed by one or more people against an individual or group, with the aim of undermining the harassed person. It does not necessarily involve a relation of hierarchy. It is usually a repetitive and prolonged set of hostile attitudes including gestures, words or actions that humiliate disqualify and belittle the harassed person. This is a deplorable practice because it causes shame, embarrassment, exposure to shameful situations, humiliation, discrimination and fear, with negative reflections on the work environment and health of the individual, whose dignity is affected.

Code of Conduct 14 15 i. When on a work trip, when performing any function in the offices or companies of the LATAM group in another locality or country, one must be informed of the local customs, laws and practices, which may differ from those of one’s place of origin and, therefore, adapt one’s behavior responsibly. However, if one feels harassed in a country different from one’s country of origin, follow the instructions and norms in effect in your country of contracting. d. Respect the rights and environmental interests of neighboring countries and communities. e. Make efficient use of the natural resources available in the workplace, always recycle whenever possible and promote innovative practices that allow obtainment of greater economic efficiency through ecological efficiency. f. Act in a socially responsible way, respecting the customs and traditions of the people with whom one relates and also contribute as far as possible toward sustainable development of the communities where the LATAM group operates, especially in tourist activities. g. Propose improvements that guarantee that one’s workplace is always safe and healthy, notifying the immediate superior in case of irregularities or non- compliance with laws and adjusting one’s own irregular conducts quickly. h. Always act according to the rules stipulated, there is no case of exception where a safety practice can be ignored or should not be respected. i. Know the emergency exits and location of the fire protection and firefighting equipment in the workplace. 5.2. Environment, Health and Safety The LATAM group is committed to protect the environment, health and safety, and will endeavor to promote a safe and healthy environment, preventing unfavorable and damaging impacts on the environment in the communities where it operates. Therefore, in practice, we must: a. Comply with the applicable environmental laws and regulations. b. Create and maintain a safe work environment and prevent occupational accidents and diseases. c. Try to reduce waste, emissions and use of toxic material generated by the operations, according to the procedures internally defined. Never improvise the disposal of industrial residues and wastes.

Code of Conduct 16 a. Unsafe activities and conditions, such as: failure to use the proper personal protection equipment, use chemical products without proper identification (label), wiring exposed or unsafe, block fire exits, driving vehicles imprudently, and other equivalent situations. b. Failure to comply with environment, health and safety regulations. c. Deficiencies identified during local government inspections. d. Environmental, health and safety hazards or accidents not reported. e. Perform activities for which one has not received the respective training or necessary proper equipment. Especially, for those who work under special safety regulations, such as pilots, crew and mechanics, among others, they will be obliged to know, respect and meet the special norms and policies that govern their activities, and obey the measures implemented by LATAM group to ensure compliance with them. Therefore, in practice, we must: a. Never show up to work under the influence of alcohol or illegal drugs. b. Never bring alcohol or drugs (illegal) to the workplace, nor distribute among employees and other people of the LATAM group, its customers or third parties. c. Always maintain an appropriate and responsible attitude when participating in external activities, at the workplace or outside working hours/day, which are organized by LATAM group, avoiding, in any case, the inappropriate or abusive consumption of alcoholic drinks. 5.2.1. Risk Situations As members (employees or collaborators) of the LATAM group, we must all be responsible and present ourselves at work without the influence of alcohol and/or drugs. We must respect our lives and those of our workmates and customers. Thus, alcohol and drug use is forbidden during the work period in companies of the LATAM group and all are requested to read and respect the specific guidelines on this matter in effect to act according to the legislation applicable to the country where you are hired to work in name of the LATAM group. 5.3. Alcohol and Drug Use

Code of Conduct 16 17 Taking part in internal celebrations or external activities that include dinners and/or lunches with inappropriate consumption of alcoholic drinks with customers or business partners, suppliers, and commercial allies. For example, end-of-the-year parties or similar, congresses, international fairs, among others. This risk is limited to activities in which the employee acts representing the group and not in the ambit of his or her own private life. Attention: Each country has specific laws on the application of toxicological tests to promote total safety in the operations of companies that work with activities and/ or positions that may pose risk to the lives of third parties. Therefore, each LATAM group employee or collaborator must read and respect the specific policy on drug and alcohol consumption and on application of toxicological tests applicable to their activity and country in which they were hired and maintain their employment relationships. Internal information of the LATAM group, such as group’s policies, manuals, internal documents, strategies of sales, development, maintenance, alliances, marketing, services and any others that would be produced internally, shall always be kept protected as confidential until the LATAM group decides for its publication. LATAM group is committed to participate in the markets in an open and fair manner with regard to the public negotiation of deeds and securities. Therefore, LATAM group set standards of conduct for employees and all those who may obtain relevant and sensitive information, including on prices that are not in the public domain (internal and privileged information). Thus, negotiating with internal and privileged information constitutes a crime when involving the financial market. This guideline not only requires full compliance with these laws, also to avoid even the appearance of trading with internal and privileged information. This guideline is not intended to restrict the freedom of employees in making their personal investments adequately or the right of the LATAM group to legitimately use and disseminate internal and privileged information in the normal course of its business. Insider Trading Negotiations with internal and privileged information involving purchase and sale of stocks or other securities of any company of LATAM group are forbidden. It is also forbidden to disclose internal and privileged information, for example, to a relative, colleague or friend. 5.3.1 Risk Situations The LATAM group is committed to protecting the personal information obtained or maintained about consumers, customers, employees and collaborators. Therefore, each one must safeguard the individual information entrusted to him and do not disclose it improperly or without authorization. All laws, regulations and agreements on the protection of privacy and data and LATAM group’s internal policies must be met, in addition to the Information Security Policy. 5.4. Privacy, Confidential Information and Insider Trading

Code of Conduct 18 It is also forbidden to negotiate/sell information regarding the LATAM group business activities or personal data of its employees, collaborators and customers with competitors, private companies, etc. “Privileged information” shall be any data, report, information, forecast, plan or similar, referred to the LATAM group, its business or to one or several values issued by the group and not disclosed to the market, and whose knowledge is, by its nature, able to influence the quotation of its values issued or any information that an investor may deem important for its purchase decision, retention or sale of values that is not public, unless there is a specific agreement between the parties or it is allowed according to the legislation of each country. Therefore, in practice, we must: a. Comply with all laws, regulations and treaties on the protection of privacy and data, according to each country of operation, and the policies on privacy and protection of customer, suppliers, employees and collaborators data, in addition to the Information Security Policy. b. Provide consumers in accordance with privacy laws and guidelines, with the following: notice of the relevant privacy norms, description of the type of information requested and the purpose for which it will be used, possible uses of the information for LATAM group’s business, access to information for verification and correction, security for the information provided. c. Refrain from acquiring, using, or disclosing information about consumers in a way inconsistent with the privacy norms, applicable laws and regulations. d. If you have access to individual information from consumers or suppliers, use this information only for previously authorized commercial purposes. e. Keep secure the files containing information on consumers, suppliers, employees and collaborators. f. Lists of passengers, customers and data of suppliers, employees and collaborators, their financial status and any other type of internal information should always be regarded as confidential, except in situations in which the law of the country allows them to be disclosed. g. Except when permitted by law, do not discuss confidential issues of the LATAM group, its commercial strategies, products, services, its customers, suppliers, employees and collaborators, nor discuss sensitive matters related to these, in public places, including on the internet, social networks and telephones, such as cell phones or radios, elevators, public transportation, etc. h. Never buy or sell stocks or other securities while holding internal and privileged information on them.

Code of Conduct 18 19 i. Never recommend or suggest third parties to buy, sell or maintain LATAM group stocks or other securities while holding internal and privileged information on it. j. Never reveal internal and privileged information to any person outside the LATAM group, including relatives. k. Only disclose internal and privileged information within the LATAM group in the normal course of work and when you are certain that it will not be used unduly. e. Improper security control that could allow unauthorized access to information of individual consumers, suppliers, employees or collaborators. f. Access the internal LATAM group’s systems to search for customers, employees, collaborators or suppliers’ information for personal purposes. g. Recommend or suggest to others to buy or sell LATAM group securities (or of any of its companies and affiliates) if you have access to inside information of the group, which is illegal. h. Knowledge of events that can affect the value of stocks of the LATAM group or its affiliates, and that are not yet of public knowledge. 5.4.1. Risk Situations a. Commercial or marketing plans involving gathering or disclosure of improper information and without authorization, as well as the use and disclosure of information of consumers, suppliers, employees and collaborators. b. Privacy or communication guidelines outdated or incorrect. c. Disclosure or request to disclose individual information on consumers, suppliers or employees/collaborators, especially sensitive personal information, to third parties, in violation of the applicable laws of each country of operation. d. Transfer of consumer, suppliers, employees and collaborators information between countries, in violation of the applicable laws of each country of operation.

Code of Conduct 20 5.5. Intellectual Property, Material, Assets and Benefits Intellectual property means trade secrets, trademarks, patents, copyrights and other proprietary information subject to special protections. The LATAM group’s intellectual property shall be protected by all employees and collaborators. Therefore, it is forbidden to disclose or discuss with third parties this type of information without prior authorization of the LATAM group. Besides protecting its own intellectual property rights, the LATAM group respects the valid intellectual property rights of third parties. This guideline includes the establishment, maintenance and defense of all intellectual property rights and the responsible use of them. All employees and collaborators must take measures to protect these assets. Unauthorized use of third parties’ intellectual property may expose the LATAM group to civil penalties and compensation according to the applicable legislation in each country of operation. All materials, tools, services, facilities, vehicles, equipment, internet access and corporate email that LATAM group places at the disposal of employees and collaborators for the sole purpose of adequately performing the functions for which they were hired, are also assets owned by the LATAM group. Likewise, the work products of employees and collaborators at the workplace or during work hours are assets that belong to the LATAM group, as well as the brand names of LATAM group. Therefore, any unauthorized, excessive, unnecessary and unjustified use of these assets puts at risk the sustainability of this organization and shall be regarded as a violation of this Code. The same applies for the LATAM group’s affiliates. Additionally, the employee or collaborator’s position shall not be used for illegal activities or in a way that interferes with the LATAM group’s responsibilities. The policies governing the use of benefits provided by the LATAM group or by third parties in favor of its employees and collaborators must be respected, especially the policies regarding to air tickets granted by internal concession programs and agreements with partner airlines.

Code of Conduct 20 21 f. Documents that may be the object of a court proceeding, or required by a competent regulatory or supervisory authority shall not be destroyed or altered. g. Recognize that any system, product or drawing of services, developed by external companies at the request and for the use of the LATAM group, are regarded as the property of the LATAM group, depending on the contract negotiated with the external company. Thus, the contracts for these services must consider clauses that protect the intellectual and industrial quality of the LATAM group. h. Take responsibility for all messages sent using the corporate email account, because it may represent the opinion of the LATAM group on the subject in question. i. Circulation of pornography, message chains, jokes, political propaganda and, in general, any type of inappropriate, questionable information or information that is not related to your work is not allowed. It is also strictly forbidden to use the internet to download pornographic material or any other illegal material. j. Employees and collaborators are not allowed to directly or indirectly manipulate or alter the LATAM group or third parties’ systems to their own benefit or the benefit of others, especially for issuance and use of courtesy tickets offered by the LATAM group, reservations, check-in at the airport, change/upgrade of ticket class, etc. Likewise, the abuse or malicious use of other benefits offered by the LATAM group directly or through third parties or commercial partners are strictly forbidden. Therefore, in practice, we must: a. Identify and protect the LATAM group’s intellectual property. b. Claim intellectual property rights according to the law. c. Respect patents, materials protected by copyrights and other intellectual property rights of third parties that are in effect. Consult the LATAM group Legal Department regarding the need to obtain licenses or authorizations required for use of such type of intellectual property. d. Consult the respective Legal Department before: requesting, accepting or using proprietary information belonging to third parties, revealing LATAM group’s proprietary information to third parties, and allowing third parties to use the LATAM group’s intellectual property. e. Ensure that documents, emails and internal presentations are created, transmitted, copied, kept and filed without incurring in risk that unauthorized persons have access to them.

Code of Conduct 22 f. It is not allowed to use the name, brand or logo of the LATAM group and its affiliates in documents, presentations or similar outside the uses and interests of the LATAM group, without proper authorization from the Marketing Department. g. It is forbidden to edit, transform or alter in any way the logo of the LATAM group or any of its components. h. Acknowledge that only people authorized by the LATAM group can make public declarations on behalf of the LATAM group. In this case, if the media gets in contact with any employee or collaborator regarding the LATAM group’s activities, it must be sent for approval of Corporate Affairs area, which is authorized to answer the subject adequately. i. Do not make inaccurate or false recording of transactions made by LATAM group, for any purpose, whether to conceal financial losses, reduce profit or affect the LATAM group’s performance. a. Receiving from employees or collaborators proprietary information about previous employer, including internal and confidential information from the company in which they worked. b. Accepting information owned by LATAM group service providers without consulting with the company’s Legal Department office beforehand. c. Discussing LATAM group’s confidential information with customers or suppliers. d. Releasing or disclosing information about new services before verifying if the same are subject to any intellectual property registration or if any intellectual property protection is available. e. Hiring competitors’ former employees with the purpose of obtaining information regarding that competitor. 5.5.1. Risk Situations k. The access passwords to the LATAM group computer and technical systems are personal and non-transferable, reason why it is forbidden to provide them to others under any circumstance.

Code of Conduct 22 23 Therefore, in practice, we must: a. Disclose our external activities, financial interests or personal relationship that may pose eventual conflict of interest or appear to conflict with the responsibilities in the LATAM group. Make declarations in writing to your manager through the “Conflict of Interests Declaration” form, an annex to the Internal Selection Policy, as well as to Chief Compliance Officer and to the Business Partners of Human Resources (“HR BP”) of your Business Unit/ corporate area. b. Avoid actions or relationships that may be in conflict or seem to conflict with the professional responsibilities or interests of the LATAM group and inform them through the “Conflict of Interests Declaration” form to the manager, as well as to the Chief Compliance Office and HR BP of your area. c. Do not misuse the resources, intellectual property and material, time and installations, including office equipment, email and software of the LATAM group. Thus, the sale of merchandise, foods, consumer goods and services in the workplace (offices, operation bases, hangars, parking areas, etc.) is not allowed. d. Notify the immediate superior before accepting any management or board member position in an external business. The LATAM group recognizes and respects the rights of employees and collaborators to participate in other businesses or financial activities outside their work, as long as said businesses or activities are allowed for the respective applicable legislation. Thus, said businesses or activities must be lawful and free of conflict with their responsibilities as employees or collaborators of the LATAM group. The employees and collaborators shall not unduly use the resources or influence of the LATAM group to their own benefit, or compromise the reputation or good name of the LATAM group. Therefore, relationships or activities that may be in conflict, or that appear to be conflicting with the professional responsibilities or interests of the LATAM group shall be avoided. 5.6. Conflict of Interests

Code of Conduct 24 e. Notify superiors before accepting a board member position in a nonprofit institution, whenever there is a commercial relationship with the LATAM group, or expectation of financial or any type of support by the LATAM group. j. Recognize that LATAM group companies establish, through the Personnel Vice-Presidency, specific rules for the “Hiring of Family Members”, its criteria and formalization required for restrictions to the hiring of new employees or collaborators who have relatives working in companies of the LATAM group and/or its subsidiaries and affiliates, or for cases of promotion or change of position that was previously not impacted by family ties. If a conflict of interest is verified in the hiring of a new employee or collaborator or in internal personnel rotation, the respective Human Resources area (Personnel Management) shall notify the Chief Compliance Officer to jointly analyze the case and give the proper advice for decision-making. c. Provided there is an employment relationship with LATAM group, no employee or collaborator may work for a competitor company and/or work in competitive activities as freelancer or non-freelancer, subject to local laws. Provided it does not compromise the performance of the functions at LATAM group, does not pose risk to the operational safety or safety of the employee/collaborator, and does not imply any failure to comply with local legislation, the employee or collaborator may perform a secondary activity. Secondary activity is taken to mean all permanent work (not eventual) performed in addition to the activities already performed in the LATAM group. Activity as a speaker and other similar activities, which are performed eventually, are not considered secondary activities. d. Receiving gifts from suppliers, customers or competitors while you are in a position in which you can influence decisions of the LATAM group that may affect or seem to affect the company externally. e. Receiving discounts and personal benefits from suppliers, service providers, customers and public entities or employees that are not available to the public at large or to employees or collaborators of the LATAM group in similar conditions. f. Divert internal business/services to a supplier or provider, especially if you, your relatives or friends own it or are the administrators. a. Having financial participation in a company that could affect the business of LATAM group. b. Accepting a part-time job where you will spend time during your work shift at LATAM group, or using LATAM group’s equipment or materials. 5.6.1. Risk Situations

Code of Conduct 24 25 g. Misuse LATAM group’s resources, the position you occupy or influence you may have, to promote or help another company or even a nonprofit activity. h. Making a hiring (including temporary service) or promotion decision in favor of a spouse, family member or close friend. i. Accepting inter-departmental positions or positions with direct subordination to a family member that may have influence (directly or indirectly) over your activities and/ or the ultimate interests of the LATAM group, especially when competence and impartiality in decision-making can be questioned. j. Romantic or personal relationship that can create conflict of interests with the responsibilities of the LATAM group’s employee or collaborator or compromise the group’s interests. k. No LATAM group employee or collaborator may offer or accept gifts (or business courtesies) without a joint evaluation with his immediate superior and Chief Compliance Officer, according to this Code. Promotional items without commercial value are regarded as exceptions, which may be accepted by any employee or collaborator, for example: pens, agendas or the like, and to the extent they remain within the usual parameters for the area of operation, are appropriate, and never appear to be able to influence decisions or compromise those who receive them, whether for a LATAM group employee or collaborator or any of our customers, service providers or government authorities. It is also understood that promotional items or gifts with any brand of the LATAM group were developed to be delivered to our customers and business partners and not to be used by the LATAM group’s employees or collaborators, unless they are purchased for this purpose. The right way to report any sending, offering or receiving of these items is defined in the specific policy on Gifts, Entertainment and Hospitality/Travel. l. Do not accept or offer gifts in cash, items that have excessive face value or are unusual for the area of operation. Therefore, to avoid commercial and image risks for LATAM group, never offer or accept gifts that may give the impression or have the purpose of facilitating or expedite administrative procedures or obtainment of certificates, legal, contractual, and regulatory approvals, and contractual or official documents. Nor should gifts be accepted or offered to government employees or authorities that are responsible for regulating the operation of LATAM group companies.

Code of Conduct 26 The LATAM group is committed to treating its customers and passengers cordially and respectfully. Its customers deserve the best from all of us anytime and anywhere. Discriminatory conducts against customers or passengers shall never be accepted, regardless whether the discrimination is for reasons of gender, race, religion, origin, citizenship, age, disability, deficiency, marital status, sexual orientation, union membership, or any other protected condition according to an applicable law that has the effect of altering or annulling the equal treatment that should be received by all. An important part of LATAM group businesses take place with government bodies, ministerial and public authorities. Therefore, the LATAM group has the commitment of conducting its activities with all government representatives within the highest ethical standards and in compliance with the applicable laws and regulations in each country of operation. Therefore, it is forbidden to charge inaccurate and unauthorized values in public contracts, violate national and international government regulations defined by the regulatory public bodies of commercial aviation and national regional or international tourism, making undue payments to foreign employees with the aim of obtaining or maintaining businesses that could give the impression of an undue interest. 5.7. Relation with Customers and Government Entities

Code of Conduct 26 27 f. Observe all applicable laws and regulations, with special emphasis on the requirements associated with government transactions and contracts. g. Be honest and transparent during negotiations with government authorities and agencies. h. Adopt effective processes to assure that reports, certificates, declarations and proposals are current, exact and complete. Contractual requirements must be duly identified and communicated to the area responsible for the contract execution. i. Makes neither any unauthorized substitutions in the contracted services nor any deviations from the contractual requirements without written approval from the corresponding government authority. Attention: the LATAM group has a specific Policy on Gifts, Entertainment, Travel and Preferential Services that defines the rules to offer and receive such benefits for both employees or collaborators and customers and business partners. Therefore, all have the duty of knowing and observing these guidelines and communicating the immediate superior in case of receiving any gift or invitation to any specific event, for the situation to be duly analyzed and for the applicable measures to be taken jointly with the Chief Compliance Officer, who is responsible for solving doubts regarding their receipt and offer. Therefore, in practice, we must: a. Always treat all customers respectfully and cordially, respecting their differences and accepting their diversity. If the situation gets out of our control or solution range, we must provide all possible support amicably to help our customers to solve their problems or find a reply to it. b. A customer or passenger being the object of discriminatory conduct will never be accepted or tolerated, regardless whether the discrimination is for reasons of gender, race, religion, origin, citizenship, age, disability, deficiency, marital status, sexual orientation, union membership, or any other protected condition according to an applicable law that has the effect of altering or annulling the equal treatment that should be received by all. c. Have an exemplary behavior in all activities, regardless of the customers/passengers being on vacation or business or any other situation. Never forget that everyone must respect and treat all LATAM group customers cordially. d. Show our respect to customers, maintaining an attitude of attention and active concern for them. e. Answer and solve satisfactorily all questions from the customers and pay attention to their problems.

Code of Conduct 28 a. Charging incorrect and unauthorized values in public contracts. b. Violating national, international, regional or local government regulations. c. Third parties’ request for payments in their private account or foreign accounts, that are not duly and previously defined and approved in contract. d. Acceptance of information related to the competition or a supplier, unless the contracting authority or responsible for the public body has expressly and legally authorized the disclosure of such information. e. According to the applicable anticorruption law in each country where the LATAM group operates, it is forbidden to offer gratification or make undue payments directly or indirectly to government employees, representatives or public authorities (both official/functional, like government employees, and to any person working in an official position) with the aim of obtaining, maintaining business or that can give the impression or appear to have an undue interest. 5.7.1. Risk Situations

Code of Conduct 28 29 The LATAM group’s relationship with its suppliers is based on legal, ethical and fair practices. It is expected from the suppliers to meet the legal requirements applicable to their business. The quality of relationship with the suppliers reflects directly on the quality of service to customers, likewise the quality of the products and services of suppliers affect the quality of LATAM group services. Only will be signed contracts with service providers and suppliers that fully meet the applicable legislation, especially regarding labor and employment legislation, as well as provisions of the LATAM group in relation to occupational health, occupational safety, and respect for the environment and employees and collaborators. The relationship with suppliers of the LATAM group will be governed by the sense of cooperation, such that it is possible to seek solutions to matters of sustainability in the business chain, promoting continuous improvement of the level of excellence in products and services. Therefore, it is requested to LATAM group business partners also commit themselves to this Code. Therefore, in practice, we must: a. Provide opportunity for competitiveness among suppliers, selecting those using legal and transparent criteria. b. Work with suppliers that help LATAM group to create value in its business chain, in a manner that is consistent with the quality, cost of services and treatment of sustainability aspects proposed by the LATAM group. c. Conduct business with suppliers that comply with applicable laws about labor and employment, health and safety, environment, ethics and transparency and, in general, suppliers that comply with all legal requirements applicable to the business. d. Direct to the Compliance Department, through its Confidential Channel, any situation of risk observed in the relationship with suppliers, seeking the correct application of procedures and sanctions, when applicable. e. Count on the participation and advisory of the Legal Department when conducting negotiations or signing contracts of any nature with entities/third parties (external) and always following the LATAM group’s Procurement Policy. 5.8. Relationship with Suppliers

Code of Conduct 30 a. Choosing suppliers in a way inconsistent with the Procurement Policy. b. Selecting suppliers with potential conflicts of interest, such as: owner or administrator with relation of kinship or friendship with the party contracting the business or that has a practice of offering of gifts or benefits of excessive value. c. Lack of safety in facilities and in processes related to the regular activities of suppliers. d. Employing minors or workers to perform forced labor or under coercion in its chain of business. e. Any contract or financial contribution that is made in name of the LATAM group for beneficent campaigns, social works or political contributions must obtain express authorization of the respective company’s Board and follow the respective internal policies and norms on the subject. In case that employees or collaborators make such contributions for personal reasons, the LATAM group will not reimburse these expenses and will not be responsible for the obligations contracted individually by the employees or collaborators. 5.8.1. Risk Situations

Code of Conduct 30 31 LATAM group observes and defends the laws and regulations of free competition in all countries where it operates. Depending on the country LATAM group works in, it is possible to have different laws of free competition. LATAM group therefore always ensures that these applicable laws and regulations are respected, and we must ensure that our customers and business partners comply with them as well. Therefore, in practice, we must: a. Comply with all laws, procedures and rules that regulate and defend free competition, as well as court decisions, administrative orders and government determinations that affect the LATAM group, its employees and collaborators. b. Not to propose or assume any contracts or agreements with competitors without first verifying that such action does not infringe laws of free competition. c. Always consult previously the local Legal Department for any agreements with third parties. d. Predatory actions or unfair competition in order to obtain, maintain or increase a dominant position in the market of operation are not allowed. e. The products and services of competitors shall not be undermined, even if it is possible through the market rules to conduct comparative advertising campaigns, as well it is forbidden to conduct comparative advertising when this discredits or undervalues the products or services of LATAM group’s competitors. f. Analyze the actions of competitors to maintain success in business, however, using such information will only be allowed if it is obtained lawfully. g. Due to the complexity of antimonopoly laws applicable to the business of LATAM group, before taking actions against competitors, always consult the Local Legal Department. h. Acknowledge that it is not permitted, under any condition, obtain information on competitors unduly or fraudulently. Information obtained in questionable circumstances must be rejected and that shall be informed immediately to the Legal Department. 5.9. Competition Defense Laws (Antitrust)

Code of Conduct 32 a. Discussions or agreements with competitors regarding: prices, sales terms or conditions, costs, profits or profit margins, offer of services, division of territory, among others. b. Any contact that may create an appearance of improper agreements or understandings, regardless if the contact has being made personally, in writing, by phone, email, or any other means of communication. The financial responsibility of the LATAM group comprises compliance with the applicable corporate, accounting and tax laws, rigorous professional processes and integrity in the dissemination of financial information. LATAM group employees and collaborators should not provide or offer any item of value seeking to obtain an improper advantage for the sale of goods or services, in financial operations or in representing the interests of LATAM group before public authorities. People involved in criminal activities may try to “launder” the profit from crimes in order to conceal their existence or make these profits seem legitimate. Therefore, must be complied with all applicable laws prohibiting money laundering and that requires communicating the competent bodies any suspicious transactions. Therefore, in practice, we must: a. Never give, offer or authorize, directly or indirectly, the offering of any item of value to a customer, business partner, supplier, private entity or public authority aiming at obtaining any undue advantage. A commercial courtesy like a gift, contribution, benefit or entertainment should never be offered in circumstances that can give the impression of an improper conduct or try to embarrass the receiver. b. Comply with Anticorruption Policy of the LATAM group. 5.9.1. Risk Situations 5.10. Financial Responsibility – Prevention of Money Laundering and undue payments

Code of Conduct 32 33 c. Acknowledge that, according to international Anticorruption Laws, it is forbidden to promise, to authorize, to grant, to offer, to offer gratuity or payment of anything of value, whether to a government representative, or someone from the private initiative, with the purpose of corrupting or influencing them, to obtain or maintain any business or any other undue advantage. The employees and collaborators must always comply with the LATAM group’s Anticorruption Policy. d. Comply with all applicable laws that prohibit money laundering and that require money transactions or suspicious transactions to be communicated to the competent authorities. e. Learn to identify the types of payments associated with money laundering, multiple payment orders, traveler’s checks, high amounts in cash, checks in name of a customer issued by unknown third parties, etc. f. Observe the general accounting procedures and accounting principles generally accepted in each country of operation of the LATAM group, the standards, laws and regulations to record transactions and issue financial reports, estimates and forecasts. g. Keep complete, accurate records and accounting entries issued in correct time to reflect all commercial transactions. h. Protect physical, financial, informative and all other assets of LATAM group according to the Information Security Policy. i. Make commercial decisions that do not imply risks for LATAM group. j. Timely submit fair forecasts and assessments to the administration of LATAM group. k. Maintain consistent processes and controls. 5.10.1. Risk Situations a. A person or company representing the LATAM group, or being considered to represent it, which has been accused of improper business practices or with bad reputation. b. Any request to pay a commission to a third party or make any other payment in another country in name of another person. c. Commission that seems disproportionate respect to the services provided. d. Offering valuable benefits or gifts to any government employee. e. Payments made through financial transactions that are inconsistent with the customer’s commercial activities, that seem to have no identifiable connection with the customer or that have been identified as money laundering mechanisms.

Code of Conduct 34 f. Request by customer or agent to make a payment in cash. g. Early settlement of loan made in cash or in highly liquid securities. h. Purchase requests that are uncommon or inconsistent with the customer’s activities. i. Transaction structures of payment that do not reflect the true commercial purpose or showing exceptionally favorable payment conditions. j. Transfer of uncommon funds from or to foreign countries unrelated to the commercial transaction made. k. Transactions involving locations that have been identified as tax havens or areas of known money laundering activity. l. Structure of financial transactions with the purpose of avoiding to provide data or reports, such as, for example, multiple transactions below the minimum limit required for providing information. m. Wire transfers that are not consistent with the customer’s commercial activities, or that have origin or destination not related to the operation. n. Requests for money transfer or return of values to third parties or to an unknown or unrecognized bank account. o. Financial results that seem incompatible with the underlying performance and/or inaccurate financial records. 5.11. International Trade The LATAM group undertakes to maintain commercial relations with foreign countries without violating regulations agreed between these countries, including Chile, Brazil and other countries where subsidiaries and/ or affiliates operate. These regulations may be on imports, exports and financial transactions. Therefore, in practice, we must: a. Follow all relevant aspects of the international trade control regulations, including those related to licensing, shipping documentation, import documentation, reports on recordings in other countries where LATAM group conduct business. b. Ensure that all international trade operations are analyzed in accordance with the existing laws and regulations. c. Define which of the parties in an import transaction, is legally responsible for the accuracy of the import documentation. When the LATAM group is responsible, establish procedures to verify the accuracy of the information submitted to the government authorities by the LATAM group and its agents. p. Adaptation of routines and controls in the newly acquired businesses in remote places and with small teams.

Code of Conduct 34 35 a. Invoiced price inconsistent with the total value of the imported products. b. Any payment to the exporter or in benefit of the exporter that is not included in the invoiced price or that has not been reported to the customs authorities. c. Transfer of values between partners that fail to cover all costs and profits. d. Inaccurate or incomplete description in the invoice of imported products. e. Inaccurate identification of the country of origin of the imported products. f. Use of customs tariff classification that does not seem to faithfully correspond to the imported products. The LATAM group’s information and resources must be protected correctly and each employee/collaborator must safeguard the protection of corporate data under his or her responsibility. All information security guidelines that aid this protection are detailed in the Information Security Policy and in the Data Privacy and Protection Policy. Therefore, in practice, we must: a. Formally request the necessary accesses to perform functions. b. Not disclose confidential information to third parties. c. Neither discloses nor leaves written in paper your computer access password. d. Install software or application only through the Help Desk area. e. Use the workstation only for professional purposes for which were hired to work at LATAM group. f. Use the LATAM group’s email only to perform the functions for which were hired. 5.11.1. Risk Situations 5.12. Information Security

Code of Conduct 36 g. Access the LATAM group’s internet only with purposes related to its professional interests. h. Immediately inform the Information Security Area about any security incident, so the appropriate measures can be taken. i. Know and act according to the Social Networks Policy, taking all necessary care with your image and information or illustrations you publish in Social Networks. It is important that each employee, collaborator and third party become aware of the importance of communicating any doubts regarding improper ethical conduct or evidences related to the noncompliance with LATAM group’s policies, in particular the guidelines defined in this Code. This communication may not be an easy decision, as it may involve workmates and the one who reports any breach of ethical conduct may be seen as a whistleblower. However, it is important to remember that a failure to immediately report a possible unethical conduct or failure to comply with laws that apply to the LATAM group’s operation may result in: • Serious harm to the safety, health and well-being of the individual, workmates, customers and community in which the LATAM group operates; • Loss of confidence in the LATAM group by customers, stockholders, government entities and the community at large (stakeholders); • Fines, indemnities and other financial penalties against the LATAM group; • Fines and/or imprisonment for employees, specifically in the more serious cases, according to the applicable local legislation. 5.12.1. Risk Situations a. Inappropriate security controls and monitoring of corporate resources. b. Disclosure of privileged information to third parties. c. Sharing or disclosure passwords or leaving the computer unlocked when the user is not nearby. d. Do not collect confidential documents from fax machines or printers immediately after printed. e. Incorrectly use of the email and internet, as well as all corporate systems. f. Accidental sending or delivery of emails or printed documents to the wrong people. 6. Escalation

Code of Conduct 36 37 Thus, the LATAM group requests that its employees, collaborators and third parties do not remain silent when they have any doubt regarding ethics. The main reason for communicating a doubt is not to compromise a workmate, but rather, to protect the good standing and image of the group. This communication may be identified or anonymous and can be made using the Confidential Channel, as described in item “4. Responsibilities” of this Code, in accordance with the applicable legislation in each country of operation. The employees, collaborators or third parties that violate this Code or its essence, as well as any other policies, norms, procedures and other documents of LATAM group, will be subject to the application of disciplinary measures that could result in the termination of their respective link with LATAM or even legal actions. The LATAM group takes violation to mean: • Acting in noncompliance with this Code and other policies of LATAM group; • Requesting other people to violate this Code and its policies; • Being aware of violations to this Code and not reporting them to the competent channels; • Retaliating against anyone who has reported a doubt regarding an ethical conduct or noncompliance with the laws or policies; • Among others. 7. Sanctions

Code of Conduct 38 Agent: is every individual that acts in name of Third Parties that is not an employee, trainee or apprentice. Travel agents: are legal entities, constituted in the form of travel agencies, who maintain contracts with companies of the LATAM group and its subsidiaries, aiming at sale of passenger and cargo air transport services full stop. Apprentice: is every student who maintains apprenticeship contract with or has been assigned to any of the companies making up the LATAM group, in terms of corresponding local law applicable in each country. Collaborator: is every intern, trainee or apprentice of the LATAM group, in terms of corresponding to local laws applicable in each country. Compliance: means to “comply”, “satisfy”, “execute.” In general, it means the corporate commitment to obey and comply with ethical precepts, laws (local or international), policies and norms in general (internal or external) along the entire business chain of the LATAM group and before all of its target-audiences. Consultants: are individual or legal entities that have the specific knowledge required to assist to LATAM group in the creation and/ or development of certain projects, analysis of strategic subjects and elaboration of opinions and views to support decisions to be made by the LATAM group’s managers. Board: group of executives representing the shareholders of LATAM Airlines Group S.A. 8. Definitions Employee: is any individual hired by any of the LATAM group’s companies or by Third Parties according to corresponding law applicable in each country. LATAM group employee: is every employee with an employment relationship with companies or affiliates of the LATAM group of any position or occupation. Competitor companies: are taken to mean those that compete with anyone of the companies belonging to the LATAM group, with one of its associated or related companies. Franchisee: are all business allies that acquire a LATAM Travel, franchise from TP Franchising Ltda., company belonging to the LATAM group for selling products and services related to tourism, etc. Internal information: means all data, information, presentation, summary, email, list or similar that has not been revealed nor expressly authorized for publication or disclosure. Any type of “internal information” is therefore confidential and shall not be disclosed, either internally or externally, without prior authorization from the competent area. Privileged information: is any information that is not in the public domain and that could be determinant for investment decisions. Any information that is not public knowledge regarding a company that may influence your own decision to purchase or sell stocks or securities of this company is probably also internal and privileged information.

Code of Conduct 38 39 Government Officials or Government Authority: any person who works for a government entity, as well as any person treated as government authority according to the local laws of each country. For purposes of the policies and guidelines of the LATAM group, and in compliance with local applicable law in each country, candidates for political positions or anyone associated with political parties can also be considered as government authorities. A government entity includes not only governments or national, state or municipal departments, but also: • Commercial companies belonging to or controlled by the government (such as a state-owned oil company, a public hospital or an airport); • Regulatory bodies/agencies controlled or directed by the government (e.g.: DGAC, ANAC, Infraero, etc.); • International public agencies (that have two or more government members). Family members: parents, stepfathers/stepmothers, brothers, children, stepchildren and wards, spouse or partner, uncles, brothers-in-Law and nephews, whether these are from blood ties and/or exclusively legal relation, and also boyfriends/ girlfriends and/or relatives who live under legal dependence of the employee. Trainee: is any student that has a traineeship contract with any of the companies part of the LATAM group or with Third Parties, according with the applicable law of each country.

Code of Conduct 40 Service providers: are individual or legal entities hired by any of the companies part of LATAM group for the execution of certain lawful, material or immaterial activities, upon remuneration. Suppliers: are individual or legal entities hired to supply goods to LATAM group, according to the terms of purchase orders and/or contracts between the parties. Representative: is any individual who acts on behalf of third parties, who is not an employee, intern, trainee or apprentice. Commercial representative: is the legal entity hired to act as a LATAM group’s commercial representative through a commercial representation contract, establishing the obligations and responsibilities of the parties, duration, purposes and remuneration. Government representative: is any person that works or acts on behalf of a government or government entity, regardless of hierarchic level, or any executive, director or employee of an international public organization, or even any person who works or acts on behalf of a state-owned company or public service concessionaire. Stakeholders: are all those who relate to the LATAM group, such as customers, stockholders, employees, collaborators, suppliers and business partners. Third Parties: are individual or legal entities that maintain commercial relations with the LATAM group, such as franchisees LATAM Travel, suppliers of products, service providers, consultants, travel agents and commercial representatives (if any).

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